                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                   FORM 8-K/A
                                (Amendment No. 1)

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) February 13, 1998

                                 AMERIPATH, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                    000-22313              65-0642485
----------------------------------     ------------        ------------------
  (State or other jurisdiction         (Commission          (I.R.S. Employer
of incorporation or organization)      File Number)        Identification No.)


                           7289 Garden Road, Suite 200
                             Riviera Beach, FL 33404
     ----------------------------------------------------------------------
          (Address, including zip code, of principal executive office)

                                 (561) 845-1850
          -------------------------------------------------------------
               Registrant's telephone number, including area code

                                 NOT APPLICABLE
-------------------------------------------------------------------------------
   (Former name, former address and fiscal year, if changed since last report)

Item 2.    Acquisition or Disposition of Assets

On February 13, 1998, AmeriPath, Inc. (the "Company") closed the acquisition of the assets and business of Anatomic Pathology Associates, LLP, an Indianapolis, Indiana based anatomic pathology practice (the "Seller"). The acquisition was effective February 1, 1998.

Total consideration paid by the Company in connection with this acquisition included cash of $8.3 million, funded by the Company's credit facility, 186,828 shares of the Company's common stock and the Company assumed certain liabilities of the Sellers. In addition, the Company issued additional purchase price to the former partners in the form of contingent notes. Payments under these notes are contingent upon the achievement of stipulated levels of cumulative operating earnings (as defined) by the acquired practice over a period of five years. As of February 1, 1998, absent any adjustments, if the maximum levels of cumulative operating earnings specified in the contingent notes were achieved, the Company would be required to make aggregate maximum payments, including principal and interest, of approximately $6.0 million over the next five years.

In connection with this acquisition, the former partners of the Seller have signed five year employment agreements with AmeriPath APA, L.L.C., a newly formed limited liability corporation that will carry on the provision of medical services for the acquired practice. Pursuant to a management agreement between AmeriPath Indiana, Inc. and AmeriPath APA, L.L.C., AmeriPath Indiana, Inc. will manage the non-medical aspects of the practice for a management fee as specified in the AmeriPath Management Agreement. The purchase agreement and the employment agreements contain non-competition provisions pursuant to which the partners agreed not to compete with the Company for the next five years from the date of the acquisition.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

          (a)  Financial Statements of Business Acquired

               Audited Financial Statements of Anatomic Pathology Associates,
               LLP.

               (1) Report of Gaither Rutherford & Co., LLP, Certified Public Accountants and Consultants.

               (2)  Statement of Financial Position as of December 31, 1997.

               (3) Statement of Income and Partners' Equity for the year ended December 31, 1997.

               (4)  Statement of Cash Flows for the year ended December 31,
                    1997.

               (5)  Significant Accounting Policies

               (6)  Notes to the Financial Statements

          (b)  Pro Forma Financial Information

               (1) AmeriPath, Inc. Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 1997.

               (2) AmeriPath, Inc. Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 1997.

               (3) Notes to Unaudited Pro Forma Consolidated Financial Information.

          (c)  Exhibits

                    2.1 Asset Purchase Agreement, dated February 13, 1998, by and among AmeriPath, Inc., Anatomic Pathology Associates, LLP, Robert P. Hooker, M.D., Ralph F. Winkler, M.D., Steven A. Clark, M.D., Edward R. Wills, M.D. Robin A Helmuth, M.D., Garry A. Bolinger, M.D., T. Max Warner II, M.D., F. Donald McGovern Jr., M.D., Richard O. McClure, M.D., Ann Moriarty, M.D., Janis K. Fitzharris, M.D., Ph. D., James E. McDermott III, M.D., Robert A. Quirey, M.D., Isabelle A. Buehl, M.D. *

                    10.1 Management Agreement by and between AmeriPath APA,
                         L.L.C. and AmeriPath Indiana, Inc., dated February 1, 1998. *

                    23.1 Independent Auditors' Consent of Gaither Rutherford &
                         Co., LLP

                         *    Previously filed

                       Anatomic Pathology Associates, LLP
                                 (A Partnership)

                          Audited Financial Statements
                                December 31, 1997

Table of Contents

Independent Auditors' Report                                        4

Financial Statements
    Statement of Financial Position                                 5
    Statement of Income and Partners' Equity                        6
    Statement of Cash Flows                                         7
    Significant Accounting Policies                                 8
    Notes to Financial Statements                                   9 - 11

                          Independent Auditors' Report

Anatomic Pathology Associates, LLP
(A Partnership)
Indianapolis, Indiana

Dear Doctors

We have audited the accompanying statement of financial position of Anatomic Pathology Associates, LLP (A Partnership) at December 31, 1997 and the related statements of income and partner's equity and cash flows for the year then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, present fairly, in all material respects, the financial position of Anatomic Pathology Associates, LLP (A Partnership) at December 31, 1997, and results of its operations and cash flows for the year then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Partnership will continue as a going concern. As discussed in the notes to the financial statements, the Partners signed a memorandum of understanding in November 1997 to sell the Partnership.

GAITHER RUTHERFORD & CO., LLP

/s/ Gaither Rutherford & Co., LLP
Certified Public Accountants

February 7, 1998

                       Anatomic Pathology Associates, LLP
                                 (A Partnership)

                         Statement of Financial Position

                                                                     At
                                                                December 31,
                                                                    1997
                                                                    ----
Assets
Current Assets
   Cash                                                      $     266,458.68
   Accounts receivable - trade                                   2,415,646.53
   Less allowance for doubtful accounts                         (1,199,940.43)
   Prepaid expenses                                                 53,165.27
                                                             ----------------
Total Current Assets                                             1,535,330.05
                                                             ----------------

Property, Plant and Equipment
   Fixed assets at cost                                            725,354.65
   Less accumulated depreciation                                  (300,990.51)
                                                             ----------------
Total Property, Plant and Equipment                                424,364.14
                                                             ----------------

Other Assets
   Cash surrender value of partners' life insurance                307,076.37
                                                             ----------------
Total Other Assets                                                 307,076.37
                                                             ----------------

Total Assets                                                 $   2,266,770.56
                                                             ================

Liabilities and Partners' Equity
Current Liabilities
   Capital lease - current portion                           $       4,143.10
   Note payable - short term                                       377,244.96
   Notes payable - current portion                                  45,096.52
   Accounts payable - trade                                         17,393.16
   Accrued expenses                                                120,749.67
                                                             ----------------
Total Current Liabilities                                          564,627.41
                                                             ----------------

Long-Term Liabilities
   Capital lease - net of current portion                            1,532.88
   Notes payable - net of current portion                           86,760.13
                                                             ----------------
Total Long-Term Liabilities                                         88,293.01
                                                             ----------------

Total Liabilities                                                  652,920.42

Partners' Equity                                                 1,613,850.14
                                                             ----------------

Total Liabilities and Partners' Equity                       $   2,266,770.56
                                                             ================

                    See accompanying significant accounting
                  policies and notes to financial statements.

                       Anatomic Pathology Associates, LLP,
                                 (A Partnership)

                    Statement of Income and Partners' Equity

                                                                   Year Ended
                                                                  December 31,
                                                                      1997
                                                                      ----

Income                                                         $   9,907,407.18
   Contractual allowances and bad debts                            3,853,620.25
                                                               ----------------
Income, net of contractual allowances and bad debts                6,053,786.93
                                                               ----------------

   Laboratory expenses                                               930,247.15

   General and administrative expenses                             1,425,861.89
                                                               ----------------

Total Expenses                                                     2,356,109.04
                                                               ----------------

Income from Operations                                             3,697,677.89

   Other income and (expenses)                                      (167,633.60)
                                                               ----------------

   Net income                                                      3,530,044.29

Partners' Equity, beginning of year                                1,556,966.95

Add
   Increase in cash surrender value of life insurance                 21,252.99
Less
   Withdrawals and charges                                        (3,494,414.09)
                                                               ----------------

Partners' Equity, end of year                                  $   1,613,850.14
                                                               ================

                    See accompanying significant accounting
                  policies and notes to financial statements.

                       Anatomic Pathology Associates, LLP
                                 (A Partnership)

                             Statement of Cash Flows

                                                                      Year Ended
                                                                     December 31,
                                                                         1997
                                                                         ----
Cash Flows from Operating Activities
Net income                                                         $   3,530,044.29
                                                                   ----------------
Adjustments to reconcile net income to net
  cash provided by operating activities:
    Change in provision for losses on accounts receivable                313,255.82
    Depreciation                                                         142,588.01
    Loss on disposal of asset                                              1,664.48
Change in assets and liabilities:
    Accounts receivable - trade                                         (403,957.84)
    Prepaid expenses                                                      (6,249.87)
    Accounts payable - trade                                             (12,706.18)
    Accrued expenses                                                      98,507.37
                                                                   ----------------
Total adjustments                                                        133,101.79
                                                                   ----------------
Net cash provided by operating activities                              3,663,146.08
                                                                   ----------------

Cash Flows from Investing Activities
    Proceeds from sale of equipment                                          500.00
    Capital expenditures                                                (121,069.22)
    Proceeds from surrender of life insurance policy                      15,686.62
                                                                   ----------------
Net cash used by investing activities                                   (104,882.60)
                                                                   ----------------

Cash Flows from Financing Activities
    Payments on note obligation - Dr. Buehl                              (42,098.35)
    Partners' drawings and charges                                    (3,494,414.09)
    Payments on notes payable                                            (21,185.61)
    Payments on capital leases                                            (3,808.36)
                                                                   ----------------
Net cash used by financing activities                                 (3,561,506.41)
                                                                   ----------------

Net Decrease in Cash and Cash Equivalents                                 (3,242.93)

Cash and Cash Equivalents, at beginning of year                          269,701.61
                                                                   ----------------

Cash and Cash Equivalents, at end of year                          $     266,458.68
                                                                   ================

Other Disclosures
    Interest paid                                                  $      39,788.92

Supplemental Schedule of Noncash Investing and
    Financing Activities
    Increase in cash surrender value of life insurance through
      capital Contributions                                        $      21,252.99
    Increase in fixed assets through financing                           303,697.96

                    See accompanying significant accounting
                  policies and notes to financial statements.

                       Anatomic Pathology Associates, LLP
                                 (A Partnership)

                         Significant Accounting Policies

General

The Practice was formed for the purposes of performing anatomical procedures in central Indiana. The Partnership began operations January 1, 1985.

The financial records of the Partnership include items which only relate to the operations of the Partnership.

Income Recognition

The Partnership employs the accrual method of accounting for financial statement purposes, while the cash basis is used for federal and state taxation purposes. The differences in reporting income for tax return and financial statement purposes has resulted in income for tax purposes to be $44,778.32 less for the year ended December 31, 1997. The cumulative differences in reporting income is $1,018,030.13 less for tax purposes than for the financial statements.

Receivables

The allowance for losses arising from uncollectible accounts receivable is based on historical bad debt experience and on evaluation of periodic aging of the accounts. The Partnership's accounts receivable are with clients in Northern and Central Indiana.

Professional Billing

The Partnership bills all patients for 100 percent of the service provided whether they are covered by Medicare, Medicaid, capitation contracts, or general insurance. The portion which governmental programs and other contractual arrangements do not reimburse the Partnership is included in "contractual allowances and bad debts."

Cash Flows

For purposes of the statement of cash flows, the Partnership considers all highly liquid debt instruments with a maturity of three months or less at purchase to be cash equivalents.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

The carrying value of cash, receivables and accounts payable approximates fair value due to the short maturity of these instruments. The carrying value of short and long-term debt approximates fair value based on discounting the projected cash flows using market rates available for similar maturities. None of the financial instruments are held for trading purposes.

                       Anatomic Pathology Associates, LLP
                                 (A Partnership)

                          Notes to Financial Statements

1.           Fixed Assets

Fixed assets are carried at cost and include expenditures for major betterments. Repairs and supplies are charged to expense when incurred.

Fixed assets include all fixed assets which are leased under capital leases.

Asset Class                                                      1997
-----------                                                      ----

Automobiles                                                 $   20,380.50
Leasehold improvements                                          25,920.70
Lab equipment                                                  164,985.96
Office equipment                                               514,067.49
                                                            -------------
    Total fixed assets                                         725,354.65

Less accumulated depreciation                                 (300,990.51)
                                                            -------------
    Net Book Value                                          $  424,364.14
                                                            =============

Depreciation is calculated on the straight-line and accelerated methods. Depreciation expense charged to operations for 1997 amounted to $142,588.01.

2.          Capital Leases

All leased property under capital leases is shown on the financial statements as fixed assets.

The following is a schedule of years of future minimum lease payments under capital leases, together with the present value of the net minimum lease payments at December 31, 1997:

Years Ending December 31,
    1998                                                          $ 4,752.00
    1999                                                            1,583.97
                                                                  ----------
Total net minimum lease payments                                    6,335.97
Less amount representing interest and other deferred charges         (659.99)
                                                                  ----------
Present value of net minimum lease payments                         5,675.98
Less current portion due within one year                           (4,143.10)
                                                                  ----------

Long-Term Obligations Under Capital Leases                        $ 1,532.88
                                                                  ==========

The net book value of assets under capital lease is $4,032.00 at December 31, 1997.

Total interest charged to operations during the current year ended totaled $39,788.92 of which $1,339.64 was attributable to the leased property under capital leases.

3.          Income Taxes

No provision for taxes on income is made in the Partnership's financial statements since, as a Partnership, all taxable income and losses are allocated to the partners for inclusion in their respective tax returns.

4.          Short-Term Notes Payable

In 1996, the Partnership entered into a draw note for $425,000 with Citizens Bank of Central Indiana. As of December 31, 1997, the Partnership had drawn $377,244.96 against the note. The interest rate is 8.50 percent and the note matures March 10, 1998. This note is secured by business equipment and personal guarantees of active partners at December 31, 1997.

5.          Long-Term Notes Payable

The Partnership had the following long-term notes payable as of December 31, 1997:

                                                                                Current
Payee                                                             Total         Portion
-----                                                             -----         -------
(A)  Dr. Buehl
prime less 1%, adjusted annually, due 1/15/02                  $100,787.58     $22,023.03

(A)  Citizens Bank of Central Indiana 8.25%, due 5/8/99          31,069.07      23,073.49
                                                               -----------     ----------
Total                                                           131,856.65
Less current portion                                            (45,096.52)    $45,096.52
                                                               -----------     ==========

Due After One Year                                             $ 86,760.13
                                                               ===========

(A)     Unsecured

The long-term debt matures as follows:

             Years Ending December 31,
                        1998                                  $ 45,092.52
                        1999                                    31,669.38
                        2000                                    25,437.66
                        2001                                    27,355.10
                        2002                                     2,297.99
                                                              -----------

                                                              $131,856.65
                                                              ===========

6.          Advertising Costs

The Partnership expenses all advertising and promotional expenses as incurred. For the year ended December 31, 1997, the advertising expenses were $12,661.06.

7.          Related Party Transactions

Dr. Isabelle A. Buehl retired as of August 31, 1996; therefore, the Partnership will pay Dr. Buehl's accrual basis capital account to Dr. Buehl over 60 months in monthly note payments. Additional information in long-term note payable note.

8.          Commitments

The Partnership leases office area and laboratory space from 5940 Realty Company (A Partnership). The 5940 Realty Company partners include Drs. Bolinger, Warner, McGovern, McClure and Hooker which are also a majority of the partners of Anatomic Pathology Associates, LLP. The lease agreement expires January 11, 2000. The annual base rental is $19,464.00 plus operating expenses and utilities. For the year ended December 31, 1997, the Partnership paid 5940 Realty Company $42,187.51 for rent, operating expenses and utilities.

The Partnership is required to make monthly payments to Dr. Buehl beginning January 1997. The payment is equal to one-third of the profits or losses of the Partnership that Dr. Buehl would have received had she continued as an active working partner during the three year period ending December 31, 1999.

The Partnership entered into a services agreement with Quest Diagnostics. Quest Diagnostics will provide computer and courier services to the Partnership for a monthly fee of $12,528.00 and clinical laboratory services for a fee of $3.25 per slide processed. This agreement will cease effective April 1998.

9.          Operating Lease Commitments

The Partnership is obligated on certain equipment leases that have not been capitalized. The following is a schedule of future minimum lease payments on these operating leases at December 31, 1997:

             Years Ending December 31, 1998                     $13,475.61
                                                                ----------

                                                                $13,475.61
                                                                ==========

During the year ended December 31, 1997, the Partnership incurred $27,455.07 of lease expense.

10.         Employee Benefit Plan

The Partnership sponsors a defined contribution retirement plan covering substantially all of its employees. The plan contains a cash or deferred arrangement under Section 401(k) of the Internal Revenue Code. The Partnership's contribution to the plan in 1997 was $16,928.15 for employees.

11.         Concentrations of Credit Risk

The Partnership has cash at a local financial institution which is in excess of the insured limit of the Federal Deposit Insurance Corporation (FDIC). These deposits exceed available insurance by approximately $154,000. This financial institution has not made any guarantees on these excess deposits in addition to the FDIC guarantee.

Financial instruments which potentially subject the Partnership to concentrations of credit risk include temporary cash investments and trade receivables. Concentration of credit risk with respect to trade receivables is limited due to the Partnership's large number of patients. Two processors of medical claims do comprise approximately 27 percent of the December 31, 1997 patient net accounts receivable.

12.         Subsequent Event

The Partners of the Partnership signed a memorandum of understanding November 26, 1997, to sell 100 percent of the Partnership interest of APA (including accounts receivable and at least $175,000 in cash as well as the assumption of all ordinary course of business liabilities). The buyer will not acquire the cash surrender value of the selling partners' life insurance or any debt owed to retired physicians.

13.         Contingency

Effective April 30, 1998, Quest Diagnostics will not compensate APA in the form of a medical directorship fee. This fee has historically been $10,000 per month.

Laboratory testing revenue in 1997 from Quest Diagnostics amounted to approximately $120,000. This revenue will cease in April 1998, due to Quest Diagnostics no longer having a presence in Indianapolis, Indiana.

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

            During 1997, the Company acquired or affiliated with five practices (the"1997 Acquisitions") in five states: Florida, Texas, Indiana, Mississippi, and Pennsylvania. On February 13, 1998, the Company completed the acquisition of Anatomic Pathology Associates, LLP (APA) in Indianapolis, Indiana. The unaudited pro forma consolidated statement of operations for the year ended December 31, 1997 gives effect to the 1997 Acquisitions and the 1998 acquisition of APA as if such transactions had been completed on January 1, 1997. The unaudited pro forma consolidated balance sheet reflects the 1997 Acquisitions and the 1998 acquisition of APA as if such transactions had occurred on January 1, 1997. The unaudited pro forma consolidated financial information is based on the consolidated financial statements of the Company, giving effect to the assumptions and adjustments in the accompanying notes to the unaudited pro forma consolidated financial information.

            The unaudited pro forma consolidated financial information has been prepared by management based on the historical financial statements of the Company, the 1997 Acquisitions and APA as of and for the year ended December 31, 1997, adjusted where necessary to reflect the acquisitions and the Company's accounting policies. This consolidated pro forma financial information is presented for illustrative purposes and it does not purport to represent what the consolidated results of operations or financial condition of the Company for the period or at the date presented would have been had such transactions been consummated as of such date and is not indicative of the results that may be obtained in the future.

                                 AMERIPATH, INC.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 1997
                                 (IN THOUSANDS)

                                                              Historical                    Pro Forma
                                                       ---------------------       ---------------------------
                                                                                    Pro Forma       Pro Forma
                                                       AmeriPath,                  Acquisition          as
                                                          Inc.       APA (a)       Adjustments  (b)  Adjusted
                                                       ----------   --------       -----------  ---  --------
                            ASSETS

CURRENT ASSETS:
     Cash and cash equivalents                          $    397     $  266                          $    663
     Accounts receivable, net                             23,520      1,217                            24,737
     Inventories                                             268                                          268
     Deferred tax asset                                    1,667                                        1,667
     Other current assets                                    865        360           $(307)              918
                                                        --------     ------           -----          --------
            Total current assets                          26,717      1,843            (307)           28,253
                                                        --------     ------           -----          --------

     Property and equipment, net                           6,242        424                             6,666
     Goodwill, net                                       100,371                       3,646          104,017
     Identifiable intangibles, net                       133,420                       5,829          139,249
     Other                                                 2,477                                        2,477
                                                        --------     ------           ------         --------
TOTAL ASSETS                                            $269,227     $2,267           $9,168         $280,662
                                                        ========     ======           ======         ========

 LIABILITIES AND STOCKHOLDERS'
           EQUITY

CURRENT LIABILITIES:
     Accounts payable and accrued expenses              $ 11,869     $  144          $   200         $ 12,213
     Current portion of long-term debt                     2,720                                        2,720
                                                        --------     ------          -------         --------
            Total current liabilities                     14,589        144              200           14,933
                                                        --------     ------           ------         --------

     Credit facility:
        Revolving loan                                     6,605                       8,743           15,348
        Senior term loan                                  64,350                                       64,350
     Subordinated notes                                    1,399        509            (403)            1,505
     Deferred tax liability                               37,467                                       37,467
                                                        --------     ------           ------         --------
            Total long-term liabilities                  109,821        509            8,340          118,670
                                                        --------     ------           ------         --------

Total common stockholders' equity                        144,817      1,614              628          147,059
                                                        --------     ------           ------         --------
TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY
                                                        $269,227     $2,267           $9,168         $280,662
                                                        ========     ======           ======         ========

                    See accompanying notes to unaudited pro
                   forma consolidated financial information.

                                 AMERIPATH, INC.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                    Historical                                    Pro Forma
                                                  --------------------------------------------     --------------------------------
                                                                                                     Pro Forma           Pro Forma
                                                  AmeriPath,       1997                             Acquisition              As
                                                     Inc.       Acquisitions (c)     (APA) (c)      Adjustments           Adjusted
                                                  ----------    ----------------     ---------      -----------           --------
Net revenue                                        $108,406         $33,640            $6,954        $ (1,286) (d)       $ 147,714
                                                   --------         -------            ------        --------            ---------

Operating costs:
   Cost of services                                  48,833          15,652               930          (1,479) (e)          63,936
   Selling, general and administrative
      Expense                                        19,929           3,413             1,426            (404) (f)          24,364
   Provision for doubtful accounts                   10,892           2,910               900                               14,702
   Amortization expense                               5,762                                             2,600  (g)           8,362
                                                   --------         -------            ------        --------            ---------
          Total                                      85,416          21,975             3,256             717              111,364
                                                   --------         -------            ------        --------            ---------
Income from operations                               22,990          11,665             3,698          (2,003)              36,350
Interest expense                                     (8,763)                                           (4,830) (h)         (13,593)
Nonrecurring charge                                  (1,289)                                                                (1,289)
Other expense, net                                      (96)             56              (168)            160  (i)             (48)
                                                   --------         -------            ------        --------            ---------
Income before income taxes                           12,842          11,721             3,530          (6,673)              21,420
Provision for income taxes                            5,522              92                             3,607  (j)           9,221
                                                   --------         -------            ------        --------            ---------
Net income                                         $  7,320         $11,629            $3,530        $(10,280)           $  12,199
                                                   ========         =======            ======        ========            =========

Net income per common share                        $   0.53                                                              $    0.83
                                                   ========                                                              =========
Pro forma weighted average shares
   outstanding                                       13,879                                                                 14,654
                                                   ========                                                              =========

                      See accompanying notes to pro forma
                      consolidated financial information.

         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

(a)  Represents the historical balance sheet of APA as of December 31, 1997.

(b) Reflects the total estimated cost of $10.7 million for the APA acquisition consisting of: (i) $8.3 million in cash; (ii) $2.2 million in common stock (186,828 shares) and (iii) $200,000 of estimated transaction costs. The entry also reflects the distribution of net assets of $307,000, related to the cash surrender value of life insurance policies, to the former owners of APA in accordance with the acquisition agreement. In addition, the Company paid off certain notes payable totaling $403,414 in connection with the acquisition. The aggregate purchase price has been allocated, on a preliminary basis, to the net assets acquired based on their estimated fair market value. The allocation of the purchase price is preliminary, while the Company continues to obtain the information to determine the fair value of the assets acquired and liabilities assumed.

(c) The 1997 Acquisitions and the APA acquisition columns represent their historical results of operations prior to being acquired by the Company.

(d) Represents the reduction in net revenue associated with the loss of a lab contract by one of the 1997 acquisitions.

(e) Represents the reduction of cost of services to reflect the physician compensation, including bonuses and other compensation, to the amounts that will be paid to these physicians after the acquisition, in accordance with their employment agreements.

(f) To eliminate a nonrecurring expense directly related to one of the 1997 acquisitions.

(g) Represents additional amortization expense for both identifiable intangible assets and goodwill based on the Company's preliminary allocation of the purchase price, as if, the 1997 Acquisitions and the APA acquisition had been completed on January 1, 1997.

(h) Represents interest expense related to amounts borrowed to finance the 1997 Acquisitions and the APA acquisition at an interest rate of 8.5%.

(i) Represents an adjustment to the amortization of deferred debt issuance costs as if the Company's current credit facility was in place as of January 1, 1997.

(j) Represents the incremental tax effect of the pro forma acquisition adjustments related to the 1997 Acquisitions and the acquisition of APA. In addition, the adjustment represents an income tax provision related to the practices which did not provide for such taxes in their historical financial statements because of the election to be taxed as partnerships or Subchapter S corporations for federal income tax purposes.

                                            SIGNATURES


Date:       April 28, 1998                  By:   /s/ ROBERT P. WYNN
                                                      --------------------------
                                                       Robert P. Wynn
                                                       Executive Vice President
                                                       and Chief
                                                       Financial Officer

                                  EXHIBIT INDEX

Exhibit Index     Description
-------------     --------------------------------------------------------------
2.1               Asset Purchase Agreement, dated February 13, 1998, by and
                  among AmeriPath, Inc., Anatomic Pathology Associates, LLP,
                  Robert P. Hooker, M.D., Ralph F. Winkler, M.D., Steven A.
                  Clark, M.D., Edward R. Wills, M.D. Robin A Helmuth, M.D.,
                  Garry A. Bolinger, M.D., T. Max Warner II, M.D., F. Donald
                  McGovern Jr., M.D., Richard O. McClure, M.D., Ann Moriarty,
                  M.D., Janis K. Fitzharris, M.D., Ph. D., James E. McDermott
                  III, M.D., Robert A. Quirey, M.D., Isabelle A. Buehl, M.D. *

10.1              Management Agreement by and between AmeriPath APA, L.L.C. and
                  AmeriPath Indiana, Inc., dated February 1, 1998 *

23.1              Independent Auditors' Consent of Gaither Rutherford & Co., LLP

                  *  Previously filed






















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